                         NOTICE OF GUARANTEED DELIVERY
                         TO BE USED IN CONNECTION WITH

                         TENASKA GEORGIA PARTNERS, L.P.

                               OFFER TO EXCHANGE
                                      ITS
         9.50% SENIOR SECURED BONDS DUE 2030 THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933
                          FOR ANY AND ALL OUTSTANDING
                      9.50% SENIOR SECURED BONDS DUE 2030

    As set forth in the Prospectus dated             , 2000 (the "Prospectus")
of TENASKA GEORGIA PARTNERS, L.P. (the "Partnership"), in the section entitled
"The Exchange Offer," and in the accompanying Letter of Transmittal, which together with the Prospectus constitute the Partnership's offer (the "Exchange
Offer") to exchange up to $275,000,000 principal amount of its 9.50% Senior
Secured Bonds due 2030, pursuant to an offering registered under the Securities
Act of 1933, for a like principal amount of its outstanding 9.50% Senior Secured
Bonds due 2030 (the "Old Bonds"), this form, or one substantially equivalent hereto, must be used by any holder of Old Bonds who wishes to tender Old Bonds pursuant to the Exchange Offer and (i) whose Old Bonds are not immediately available, (ii) who cannot deliver the Old Bonds or other required documents to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration
Date or (iii) who is unable to complete the book-entry transfer on a timely basis. Such form may be delivered by facsimile transmission, if applicable, mail or hand delivery to the Exchange Agent.

THE PARTNERSHIP WILL ACCEPT ALL OLD BONDS TENDERED PRIOR TO 5:00 P.M., NEW YORK
CITY TIME, ON           , 2000, UNLESS EXTENDED ("THE EXPIRATION DATE"). TENDERS
MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON
THE EXPIRATION DATE.

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
                                  THE EXCHANGE AGENT IS:
                                 THE CHASE MANHATTAN BANK
        BY FACSIMILE:           BY REGISTERED OR CERTIFIED             CONFIRM BY
                                MAIL, OVERNIGHT COURIER OR             TELEPHONE:
                                           HAND

       (212) 270-4288            The Chase Manhattan Bank            (212) 270-2611
         Attention:                   270 Park Avenue
     William H. McDavid          New York, New York 10017
                               Attention: William H. McDavid

    DELIVERY OF TIES NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN TO THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

    The undersigned hereby tenders the Old Bonds listed below, upon the terms and conditions of the Exchange Offer contained in each of the Prospectus, receipt of one of which is hereby acknowledged, pursuant to the guaranteed delivery procedures set forth under the section of the Prospectus entitled "The
Exchange Offer."

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

                                                               PRINCIPAL
                OLD BOND CERTIFICATE NUMBERS                    AMOUNT
                       (IF AVAILABLE)                          TENDERED


If Old Bonds will be tendered by book-entry transfer to The Depository Trust
Company:

Name of Tendering Institution:

________________________________________________________________________________
Account No. ____________________________________________________________________

                                   SIGN HERE

________________________________________________________________________________
                                  Signature(s)

________________________________________________________________________________
                             Name(s) (Please Print)

________________________________________________________________________________
                                    Address

__________________________  _________________________  _________________________
City                             State/Province                  Zip/Postal Code

________________________________________________________________________________
                          Area Code and Telephone No.

Date: __________________________________________________________________________

--------------------------------------------------------------------------------
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTY)

      If the holder of Old Bonds is resident in the United States a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (an "Eligible Guarantor Institution'), guarantees to deliver to the Exchange Agent (i) certificates for the Old Bonds tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letters of Transmittal, with any required signature guarantees and any other required documents or (ii) a confirmation of the book-entry transfer of such Old Bonds into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus, and any other documents required by the Letter of Transmittal all by 5:00 p.m., New York City time, on the third NASDAQ trading day following the Expiration Date.

                                   SIGN HERE

  ____________________________________________________________________________
                 Eligible Guarantor Institution (Please Print)

  ____________________________________________________________________________

  ____________________________________________________________________________
                                  Signature(s)

  ____________________________________________________________________________

  ____________________________________________________________________________
                             Name(s) (Please Print)

  ____________________________________________________________________________

  ____________________________________________________________________________
                                    Address

  ____________________________________________________________________________
  City                      State/Province                     Zip/Postal Code

  ____________________________________________________________________________
                          Area Code and Telephone No.

  Date:
  --------------------------------
--------------------------------------------------------------------------------

    DO NOT SEND OLD BONDS WITH THIS FORM. ACTUAL TENDER OF OLD BONDS MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A COPY OF THE PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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
                                  INSTRUCTIONS

    1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover hereof prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. If such delivery is by mail, it is recommended that the holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the section of the Prospectus entitled "The Exchange Offer". In all cases, sufficient time should be allowed to assure timely delivery. No Notice of Guaranteed Delivery should be sent to the Partnership.

    2. SIGNATURE ON THIS NOTICE OF GUARANTEED DELIVERY; GUARANTEE OF SIGNATURES. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Bonds referred to herein, the signature must correspond with the name(s) as written on the face of the Old Bonds without alteration, enlargement or any change whatsoever.

    If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Bonds listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers signed as the name(s) of the registered holder(s) appear(s) on the face of the Old Bonds without alteration, enlargement or any change whatsoever.

    If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Partnership, evidence satisfactory to the Partnership of the authority so to act must be submitted with this Notice of Guaranteed Delivery.

    3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance or for additional copies of the Prospectus and the Letter of Transmittal may be directed to the Exchange Agent at its address or telephone number set forth on the cover hereof

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